Exhibit 21.2

Exelon Generation Company, LLC Subsidiary Listing

Affiliate	Jurisdiction of Formation
AllEnergy Gas & Electric Marketing Company, LLC	Delaware
AmerGen Clinton NQF, LLC	Nevada
AmerGen Consolidation, LLC	Nevada
AmerGen Energy Company, LLC	Delaware
AmerGen Oyster Creek NQF, LLC	Nevada
AmerGen TMI NQF, LLC	Nevada
Braidwood 1 NQF, LLC	Nevada
Braidwood 2 NQF, LLC	Nevada
Byron 1 NQF, LLC	Nevada
Byron 2 NQF, LLC	Nevada
Cenesco Company, LLC	Delaware
Conemaugh Fuels, LLC	Delaware
Dresden 1 NQF, LLC	Nevada
Dresden 2 NQF, LLC	Nevada
Dresden 3 NQF, LLC	Nevada
ENEH Services, LLC	Delaware
Exelon AOG Holding # 1, Inc.	Delaware
Exelon AOG Holding # 2, Inc.	Delaware
Exelon Edgar, LLC	Delaware
Exelon Energy Company	Delaware
Exelon Framingham Development, LLC	Delaware
Exelon Framingham, LLC	Delaware
Exelon Generation Consolidation, LLC	Nevada
Exelon Generation Finance Company, LLC	Delaware
Exelon Generation International, Inc.	Pennsylvania
Exelon Hamilton, LLC	Delaware
Exelon New Boston, LLC	Delaware
Exelon New England Development, LLC	Delaware
Exelon New England Holdings, LLC	Delaware
Exelon New England Power Marketing, Limited Partnership	Delaware
Exelon Nuclear Security, LLC	Delaware
Exelon Nuclear Texas Holdings, LLC	Delaware
Exelon Peaker Development General, LLC	Delaware
Exelon Peaker Development Limited, LLC	Delaware
Exelon PowerLabs, LLC	Pennsylvania
Exelon SHC, Inc.	Delaware
Exelon West Medway Development, LLC	Delaware
Exelon West Medway Expansion, LLC	Delaware
Exelon West Medway, LLC	Delaware
Exelon Wyman, LLC	Delaware
ExTex LaPorte Limited Partnership	Texas
ExTex Retail Services Company, LLC	Delaware
Keystone Fuels, LLC	Delaware
LaSalle 1 NQF, LLC	Nevada
LaSalle 2 NQF, LLC	Nevada
Limerick 1 NQF, LLC	Nevada

Limerick 2 NQF, LLC	Nevada
North America Power Services, Inc.	Delaware
Nuclear US Holdings, LLC	Delaware
Nuclear US Investments, LLC	Delaware
Nuclear, Limited Partnership	Delaware
NuStart Energy Development, LLC	Delaware
PeachBottom 1 NQF, LLC	Nevada
PeachBottom 2 NQF, LLC	Nevada
PeachBottom 3 NQF, LLC	Nevada
PECO Energy Power Company	Pennsylvania
Penesco Company, LLC	Delaware
Quad Cities 1 NQF, LLC	Nevada
Quad Cities 2 NQF, LLC	Nevada
Salem 1 NQF, LLC	Nevada
Salem 2 NQF, LLC	Nevada
Sithe Overseas Power Services, Ltd.	Virgin Islands
Southeast Chicago Energy Project, LLC	Delaware
Susquehanna Electric Company	Maryland
Susquehanna Power Company	Maryland
Tamuin International, Inc.	Delaware
TEG Holdings, LLC	Delaware
Texas Ohio Gas, Inc.	Texas
The Proprietors of the Susquehanna Canal	Maryland
Zion 1 NQF, LLC	Nevada
Zion 2 NQF, LLC	Nevada